EXHIBIT 99.1

Financial Results Second Quarter 2003 July 17, 2003

Forward-looking statement disclosure Certain statements made by management in this presentation are not statements of historical fact, but are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These "forward-looking statements" involve risks and uncertainties which may cause actual results to differ materially from those in such statements. Additional discussion of factors that could cause actual results to differ materially from projections, forecasts, estimates and expectations is contained in the second quarter 2003 earnings release and respective SEC filings, including the 2002 Annual Report on Form 10-K and Form 8-K dated July 17, 2003.

Union Planters Corporation Summary income statement information Efficiency ratio calculated excluding amortization of mortgage servicing rights and all intangibles Dollars in thousands except per share information

Union Planters Corporation Average balance sheet for the second quarter 2003 Dollars in millions; average daily balances for the quarter

Trends in UPC's loan portfolio Dollars in billions; average daily balance for quarter +9.2% -5.4% +0.4%

Transaction and money market savings trends Dollars in billions; average daily balance for quarter Transaction deposits include all noninterest and interest-bearing checking and DDA balances +20.1%

Net interest income Percentages represent fully taxable-equivalent net interest margin (tax-equivalent adjustment of $6.6 million, $5.5 million and $5.4 million respectively; a 35% effective tax rate is assumed for all periods) Net interest income in thousands of dollars

Efficiency ratio Demonstrates strong commitment to expense control Excludes the amortization of mortgage servicing rights and all intangibles

Credit quality trends Nonperforming assets declined for the third straight quarter Dollars in millions; percentages represent nonperforming assets as a percentage of loans and foreclosed properties -19.8%

Continued capital strength Facilitates continued execution of share repurchase program *Estimated Quarter 2, 2003 Tier-one capital ratio.